Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$30,228,539
Unrealized Gain (Loss) on Market Value of Futures	(8,838,830)
Dividend Income	32,056
Interest Income	15,329
ETF Transaction Fees	3,850
Total Income (Loss)	$21,440,944

Expenses
General Partner Management Fees	$148,002
Professional Fees	18,689
Brokerage Commissions	10,530
Directors' Fees and insurance	1,735
NYMEX License Fee	3,700
SEC & FINRA Registration Expense	22,500
Total Expenses	$205,156
Net Income (Loss)	$21,235,788

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/20	$321,347,796
Withdrawals (4,700,000 Shares)	(67,703,602)
Net Income (Loss)	21,235,788

Net Asset Value End of Month	$274,879,982
Net Asset Value Per Share (18,700,000 Shares)	$14.70

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596